EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-25363 and 333-67836 of Ark Restaurants Corp. on Form S-8 of our report dated December 22, 2008, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 27, 2008.

/s/ J.H.Cohn LLP

Jericho, New York
December 22, 2008